                                                                    Exhibit 10.2

                                 EMPLOYMENT AGREEMENT

    THIS AGREEMENT is made and entered into as of this 3rd day of January, 1994, by and between John Wilkinson (hereinafter referred to as "Employee"), and Track 'N Trail, a California corporation (hereinafter referred to as "Track 'N Trail").

    IN CONSIDERATION of the mutual promises set forth below, Employee and Track 'N Trail hereby agree as follows:

    1. EMPLOYMENT. Track 'N Trail hereby agrees to employ Employee, and Employee agrees to provide services to Track 'N Trail in the position of V.P.-Marketing on an "at-will" basis, subject to the terms and conditions hereinafter set forth.

    2. DUTIES. Subject to the control of Track 'N Trail's Board of Directors and/or Track 'N Trail management personnel with authority over Employee, Employee shall perform the duties and responsibilities set forth in Attachment A and such other duties and responsibilities assigned from time-to-time which are commensurate with Employee's role as Track 'N Trail's V.P.-Marketing.
Throughout the term of this Agreement, Employee shall devote all of his or her energies, interest, abilities and productive time to the performance of his or her duties and responsibilities under this Agreement, and shall not, without Track 'N Trail's prior written consent, render services to any other person or entity or otherwise engage in any other activity that would materially interfere with the performance of such duties and responsibilities under this Agreement.

    3. TERM. The term of this Agreement shall be two (2) year(s) from the effective date of this Agreement and shall extend and renew for a one-year period each anniversary date thereafter, unless terminated as set forth herein. Employee or Track 'N Trail may terminate Employee's employment and this Agreement with or without "cause" (including by reason of Employee's disability for more than four months or death) upon thirty (30) days' written notice to the other party. Additionally, Track 'N Trail may terminate this Agreement and Employee's employment for "cause" immediately without notice. "Cause" shall be defined as follows:

         a. Employee being convicted of, pleading guilty or NOLO CONTENDERE to, or confessing to any act of fraud, misappropriation or embezzlement, or to any felony;

         b. Employee engaging in dishonest acts to the detriment of Track 'N Trail;

         c. Employee otherwise failing to comply with the terms of this Agreement and/or engaging in misconduct in violation of Track 'N Trail policies.

    4. PAY ON TERMINATION. Should Track 'N Trail terminate this Agreement and Employee's employment without cause as defined above and/or materially breach any portion of this Agreement, Track 'N Trail shall tender to Employee an amount equal to one (1 ) year of pay, to be calculated at the highest rate of pay Employee has received from Track 'N Trail in the two-year period prior to Employee's termination. Payments of said sum shall be made on Employee's last day of employment, or on terms mutually agreeable to Employee and Track 'N Trail.

    5. WORKING CONDITIONS. Track 'N Trail agrees that during the term of this Agreement Track 'N Trail:

         a. Shall provide, establish and maintain reasonable working conditions for Employee and abide by all state, federal and local employment regulations and law;

         b. Shall not, without the written consent of Employee, materially alter or reduce the duties and responsibilities assigned to Employee as set forth in Attachment A to this Agreement; or

         c. Shall not, without written consent of Employee, require Employee to relocate to any office in excess of thirty (30) miles from El Dorado Hills, California.

    Notwithstanding anything to the contrary in this paragraph 5 or this Agreement overall, Track 'N Trail's failure to meet any of its obligations under this paragraph 5 shall constitute a termination of Employee without cause entitling Employee to the sole remedy of electing to continue his or her employment notwithstanding such failure or to leave Track 'N Trail's employ and receive compensation from Track 'N Trail pursuant to the provisions of paragraph 4.

    6. COMPENSATION. Employee agrees to accept and Track 'N Trail agrees to pay for Employee's services at the rate of $105,000 per year. Employee shall be eligible to receive bonuses on the same terms and conditions as other similarly situated employees. Track 'N Trail reserves the right to increase Employee's compensation rate prospectively at any time.

    7. CONFIDENTIAL INFORMATION. Employee will, in the course of Employee's duties on behalf of Track 'N Trail, be advised of certain business matters and affairs of Track 'N Trail regarding its clients and the management of its business. The duties performed by Employee for Track 'N Trail place Employee in a position of trust and confidence with respect to certain trade secrets and other proprietary information relating to the business of Track 'N Trail and not generally known to the public. These trade secrets include, but are not limited to, Track 'N Trail's price lists, advertising and promotional ideas and strategies, customer lists, and formulas, patterns, devices, processes, compilations of information, records, and specifica-tions which are owned by Track 'N Trail and which are regularly used in the operation of Track 'N Trail (hereinafter "confidential information"). Employee will not, either during the term of Employee's employment or any time in the future, directly or indirectly:

         a. Disclose or furnish, directly or indirectly, to any other person, firm, agency, corporation, client, business, or enterprise, any confidential information acquired by Employee during the term of this Agreement;

         b. Individually or in conjunction with any other person, firm, agency, company, client, business or corporation, employ or cause to be employed any confidential information in any manner whatsoever, except in furtherance of the business of Track 'N Trail;

         c. Without the written consent of Track 'N Trail, publish, deliver, or commit to being published or delivered, any copies, abstracts, or summaries of any files, records, documents, drawings, specifications, lists, equipment, and similar items relating to the business of Track 'N Trail, whether prepared by the Employee or otherwise coming into the Employee's possession, except to the extent required in the ordinary course of Track 'N Trail's business;

         d. Attempt to encourage, induce, or otherwise solicit, directly or indirectly, any other employee of Track 'N Trail to breach an employment agreement with Track 'N Trail or to otherwise interfere with the advantageous business relationship of Track 'N Trail with its employees.

    All files, records, documents, drawings, specifications, lists, equipment and similar items relating to the business of Track 'N Trail, whether prepared by Employee or otherwise coming into the Employee's possession, shall remain the exclusive property of Track 'N Trail and shall not be removed from the premises of Track 'N Trail under any circumstances whatsoever without the prior written consent of an officer of Track 'N Trail.

    Upon termination of Employee's employment, Employee agrees to immediately return to Track 'N Trail all property of Track 'N Trail in as good condition as when received by Employee (normal wear and tear excepted) including, but not limited to, all files, records, documents, drawings, specifications, lists, equipment and supplies, promotional materials and similar items relating to the business of Track 'N Trail.

    8. REPAYMENTS. Employee hereby expressly agrees to repay to Track 'N Trail any and all sums owed by Employee to Track 'N Trail immediately upon termination of Employee's employment.

 S/JW/
________
Employee
Initials


    9. ARBITRATION. In the event Employee's employment and this Agreement are terminated, and Employee believes the termination was wrongful and/or violated any of Employee's rights, Employee and Track 'N Trail agree to submit any dispute arising out of the termination of Employee's employment, including, but not limited to, claims of termination allegedly resulting from discrimination on the basis of race, sex, age, national origin, ancestry, color, religion, marital status, status as a veteran of the Vietnam era, physical or mental disability, medical condition, or any other basis prohibited by law, exclusively to final and binding arbitration before a neutral arbitrator.

    If Employee and Track 'N Trail are unable to agree upon a neutral arbitrator, Track 'N Trail will obtain a list of arbitrators from a state or federal arbitration service. Employee (first) and then Track 'N Trail will alternately strike names from the list until one name remains; the remaining person shall be the arbitrator. The arbitrator shall be bound by the qualifications and disclosure provisions and the procedures set forth in the 1989 Model Employment Arbitration Procedures of the American Arbitration Association and shall order such discovery as is appropriate to the nature of the claim and necessary to the adjudication thereof.

    Arbitration proceedings shall be held in the city or town where Employee's employment services were performed, at Track 'N Trail headquarters or at any other location mutually agreed upon by Employee and Track 'N Trail. The arbitrator shall determine the prevailing party in the arbitration and the costs of the arbitration shall be paid by the nonprevailing party.

    Employee and Track 'N Trail agree that this arbitration shall be the exclusive means of resolving any dispute arising out of Employee's termination and that no other action will be brought by Employee in any court or other forum. ONLY THE ARBITRATOR, NOT A JUDGE OR JURY, WILL DECIDE THE DISPUTE.

    If Employee decides to dispute Employee's termination, Employee agrees to deliver a written request for arbitration to Track 'N Trail within one year of the date of Employee's termination and to respond within 14 calendar days to each communication regarding the selection of an arbitrator and the scheduling of a hearing and other matters related to arbitration proceedings. If Track 'N Trail does not receive a written request for arbitration from Employee within one year from the date of Employee's termination or if Employee does not respond to any communication from Track 'N Trail about the arbitration proceedings within 14 calendar days, Employee agrees Employee will have waived any right to raise any claims arising out of the termination of Employee's employment with Track 'N Trail in arbitration or in any court or other forum. The limitations set forth in this paragraph shall not be subject to tolling, equitable or otherwise.

    The arbitrator shall be permitted to award only those remedies in law or equity which are requested by the parties and supported by credible, relevant evidence. The provisions of this arbitration provision shall survive the termination of this Agreement and Employee's employment, and shall remain in full force and effect thereafter.

    Employee and Track 'N Trail agree that if any court of competent jurisdiction declares that any part of this arbitration provision is illegal, invalid or unenforceable, such a declaration will not affect the legality, validity or enforceability of the remaining parts of the arbitration provision and the illegal, invalid or unenforceable part will no longer be part of this arbitration provision.

 S/JW/
________
Employee
Initials


    10. POLICIES. Employee shall be bound by all the policies, rules and regulations of Track 'N Trail now in force, and by all such other policies, rules and regulations as may be hereafter implemented and called to his/her notice, and will faithfully observe and abide by the same.

    11. OTHER TERMS AND CONDITIONS OF EMPLOYMENT. See Attachment B - Bonus Program. See Attachment C - Stock Appreciation Rights Agreement (If none, Employee initial here. _____).

    12. INDEMNIFICATION. Track 'N Trail agrees that Track 'N Trail shall indemnify and hold Employee harmless for any and all losses, costs, damages, expenses, including attorneys' fees, incurred by Employee as a direct consequence of the discharge of his/her duties as such and/or by reason of the fact that Employee is or was an agent of Track 'N Trail. Track 'N Trail further agrees to indemnify and hold Employee harmless for any and all losses, costs, damages, expenses, including attorneys' fees, incurred by Employee arising out of Track 'N Trail's breach of this Agreement or any part thereof, regardless of the judgment or decisions arising therefrom.

    13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors and assigns and shall inure to the benefit of said parties and each of them and their heirs, administrators, representatives, executors, successors and assigns provided, however, that in no event may Employee assign his or her rights or delegate his or her duties under this Agreement to any other party without the prior written consent of Track 'N Trail.

    14. SEVERABILITY. Track 'N Trail and Employee agree that should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby, and said illegal, unenforceable or invalid part, term or provision will be deemed not to be part of this Agreement.

    15. ENTIRE UNDERSTANDING. This Agreement contains all the understandings and agreements between the parties concerning Employee's employment and Employee acknowledges that no person who is either an agent or employee of Track 'N Trail may orally or by conduct modify, delete, vary, or contradict, the terms and conditions set forth herein. This Agreement replaces any and all prior agreements between Employee and Track 'N Trail related to Employee's employment and any and all such prior Agreements are hereby canceled.

    IN WITNESS WHEREOF, the parties have executed this Agreement at El Dorado Hills, California to be effective as of the date first written above.

                             EMPLOYEE:

                             /s/ JOHN WILKINSON
                             -------------------------------------------------

                             TRACK 'N TRAIL, a California corporation



                             By:  /s/ DAVE SUECHTING, JR.
                                  --------------------------------------------
                                   Name:  Dave Suechting, Jr.
                                   Title:  President


Copy Delivered to Employee
on     1/3/94
    ---------------------

                    JOB DESCRIPTION - VICE PRESIDENT OF MARKETING


1.0 INTRODUCTION:

    1.1 The purpose of this procedure is to define and establish the job description of Vice President of Marketing.

    1.2 The basic function of the Vice President of Marketing is to create the demand for Track 'N Trail products through the effective management of advertising, merchandising and distributing of shoe products.

2.0 AUTHORITY:

    2.1 As an officer of Track 'N Trail the Vice President of Marketing is appointed at will by Track 'N Trail and reports directly to the Executive Vice President/C.O.O.

    2.2      The following positions report directly to the Vice President of
             Marketing:

             2.21   Advertising Director
             2.22   Merchandising Manager
             2.23   Director of Planning and Distribution.

    2.3 The Vice President of Marketing has the authority to execute the approved marketing budget providing sales and income levels are at plan or better. All spending level adjustments will be in the form of recommendations to the Executive Vice President if sales and income are below planned budget.

    2.4 The Vice President of Marketing has the authority to hire, commend, promote, and terminate those personnel reporting directly to him/her.

    2.5 The Vice President of Marketing has the authority to conduct compensation reviews for those personnel reporting to him/her. Any changes will be in the form of recommendations and as part of the budget process.

3.0 RESPONSIBILITIES:

    The Vice President of Marketing is responsible for the following:

    3.1 Directing, managing and controlling the marketing functions in the most efficient manner to achieve sales and growth goals within the planned budget of the Marketing Director.

    3.2 Developing, recommending, directing and monitoring the necessary advertising, merchandising and distributing strategies to create the demand in Track 'N Trail retail stores.

    3.3 Coordinating with the Vice President of Stores those field inputs to enhance the merchandising functions necessary to support retail stores in achieving their sales goals.

    3.4 Directing the required coordination between Buyers and distribution to ensure the inventory levels of Track 'N Trail stores are within the budget plan and consistent with sales activity.

    3.5 Execute grand openings, promotions and special events as directed by the Executive Vice President/C.O.O.

    3.6 Plan and direct the marketing activities of Track 'N Trail to ensure products and services are consistent with the established marketing image.

    3.7 Execute and enforce established Track 'N Trail policies and personnel practices to ensure compliance and conformity throughout the Marketing Department.

    3.8 Advises and supports the Executive Vice President/C.O.O. on all marketing functions.

    3.9 Developing, directing and coordinating the implementation of all marketing aspects of Track 'N Trail's private label products including promoting, purchasing, distributing and pricing/costing of such products.

    3.10 Maintain proper allocations of mark up and mark down consistent with the planned budget.

    3.11 Achieving proper contribution margins by ensuring the established pricing strategies are executed and reflect competitive market prices and not promotional pricing.

    3.12 Ensuring that the Marketing Department is fully receptive and responsive in supporting field requests for customer's needs.

    3.13 Dissemination to field personnel of information for new products and features and promotions for significant financial investment programs.

4.0 DUTIES:

    The duties of the Vice President of Marketing include the following:

    4.1 Supervise and direct the activities of the Advertising Director, Merchandising Manager and the Director of

             Planning and Distribution to maximize the contribution margins to Track 'N Trail's profits and support the retail stores in achieving their sales goals.

    4.2 Recognize and encourage effective communications and marketing ideas among the managers.

    4.3 Is a member of the Executive Advisory Committee and actively supports its activities.

    4.4 Develops the marketing budget for submission to the Executive Vice President/C.O.O.

    4.5 Advises the Executive Vice President/C.O.O. on marketing matters pertaining to the efficient employment of personnel operations and facilities of Track 'N Trail.

    4.6 Annually evaluates those personnel who report directly to the Vice President of Marketing.

    4.7 Interact with the Vice President of Stores to ensure sales contests and field trends are properly prioritized to increase effective merchandising and support to the retail stores.

    4.8 Schedule and conduct periodic departmental meetings to enhance and coordinate the communication and effectiveness of the Marketing Department.

    4.9 Monitor and maintain departmental expenses within planned budget and consistent with sales levels.

    4.10 Direct and monitor the execution of the public relations program to ensure compliance and consistency with the established Track 'N Trail policy.

    4.11 Monitor and maintain mark downs to a minimum by avoiding frequent changes in product lines and/or the purchase of unreasonable quantities.

    4.12 Any other duties pertaining to marketing as the Executive Vice President/C.O.O. should direct.


5.0 MEASURES OF PERFORMANCE:

    The Vice President of Marketing will be deemed to be performing in a satisfactory manner when the following are met:

    5.1 The management of the Marketing Department has resulted in consistently achieving planned budget goals. Specifically:

             -      within 95% of annual sales goals;

             -      within 98% of inventory turn;
             -      maintained margin is achieved.

    5.2 The activities of the Marketing Department are consistent with the directives of the Executive Vice President/C.O.O.

    5.3 The Marketing Department budget was properly developed in an accurate, realistic, achievable and timely manner.

    5.4 Leadership was applied in a fair, effective, and consistent manner resulting in positive morale throughout the Marketing Department.

    5.5 The plans and policies of Track 'N Trail were executed within the Marketing Department in a satisfactory manner conforming to established standards.

    5.6 Proper performance evaluations have been accomplished for personnel reporting directly to the Vice President of Marketing.

    5.7 Housekeeping at Distribution Center will provide a clean and safe environment.

    5.8 All Distribution Center personnel are properly trained to work safely and take full use of provided safety equipment.

    5.9 The Distribution Center operates within 4% of the planned expense (adjusted for sales variances).

    5.10 The Distribution Center functions at peak performance relative to moving goods in and out on time.

    5.11 Loss prevention and security measures keep shrinkage at the Distribution Center under .10% of goods shipped.

    5.12 All shipments leaving the Distribution Center are invoiced and shipped 99% accurate as to contents, value, weight, style, size and width.

                             TRACK 'N TRAIL AGREEMENT FOR
                              STOCK APPRECIATION RIGHTS



    TRACK 'N TRAIL, INC., a California corporation (the "Company"), agrees with JOHN WILKINSON ("Wilkinson") as follows:


    1. PURPOSE OF AGREEMENT. The purpose of this Agreement is to further the long-term growth and earnings of the Company by offering long-term incentives in addition to current compensation to Wilkinson for the performance of his duties as Vice-President of Marketing and Merchandise of the Company.
The Track 'N Trail Agreement for Stock Appreciation Rights between the Company and Wilkinson dated 5/26/ 1992, is hereby terminated and shall be of no further force and effect, and this Agreement shall be the only Stock Appreciation Rights Agreement between the Company and Wilkinson.


    2.       DEFINITIONS.

    (a) STOCK APPRECIATION RIGHTS: The Vested Percentage of the value of the Company's issued and outstanding capital stock on that Valuation Date in excess of $3,551,845, which is the book value of the Company on June 29, 1991.

    (b) VESTED PERCENTAGE: Vested Percentage is defined by the following schedule showing the Vested Percentage on the first day of the Company's fiscal year beginning in each of the years set forth in the schedule

             Fiscal Year Beginning In:                    Vested Percentage
             -------------------------                 -----------------------
                    1993                                         0.4%
                    1994                                         0.8%
                    1995                                         1.2%
                    1996                                         1.6%
                    1997                                         2.0%


    (c)      VALUATION DATE.  The Valuation Date is the earlier of:

             (i) The date that Wilkinson's employment is terminated, whether by the Company, by Wilkinson, or by his death or his retirement;

             (ii) The date that Wilkinson becomes permanently totally disabled, as evidenced by a physician's written determination;

             (iii)  The date June 1, 2007; or

             (iv) The date that ownership of more than 50% of the Company's issued and outstanding capital stock is acquired by any entity or entities other than members of the family of David L. Suechting, Sr.


    3. VALUATION METHOD. For purposes of determining "the value of the Company's issued and outstanding capital stock on the Valuation Date" within the meaning of the definition of Stock Appreciation Rights, the following valuation method shall be used:

    (a) If the Valuation Date is the date referred to in subparagraph 3(c)(i), (ii) or (iii), then "the value of the Company's issued and outstanding capital stock on the Valuation Date" shall be the book value of the Company at its immediately preceding fiscal year end. Book value is defined as the sum of the Company's retained earnings, its capital stock and its paid in capital.


    (b) If the Valuation Date is the date referred to in subparagraph 3(c)(iv), then "the value of the Company's issued and outstanding capital stock on the Valuation Date" shall be a sum determined by multiplying the fair market value of the consideration paid for each share of stock acquired by the new outside controlling entity or entities by the total number of shares of issued and outstanding capital stock of the Company on the Valuation Date.


    4. PAYMENT FOR STOCK APPRECIATION RIGHTS. The dollar value of the Stock Appreciation Rights shall be paid without interest to Wilkinson in five
(5) equal annual installments, the first of which shall be paid within thirty
(30) days of the Valuation Date, the second on the first anniversary of the Valuation Date, the third on the second anniversary of the Valuation Date, the fourth on the third anniversary of the Valuation Date and the last on the fourth anniversary of the Valuation Date.


    5. WILKINSON'S RIGHTS UNSECURED. Wilkinson's right to receive payment pursuant to this Agreement shall be an unsecured claim against the general assets of the Company.


    6. WILKINSON'S RIGHTS NON-TRANSFERABLE. Wilkinson's rights are personal to him and to any person or persons who may become entitled by reason of Wilkinson's death, and Wilkinson's rights or the rights of any such successors shall not be subject to voluntary or involuntary alienation, assignment or transfer by Wilkinson or any such successors.


    7. BINDING UPON SUCCESSORS. The obligations of the Company under this Agreement shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company and the terms "Company" whenever used in this Agreement shall mean and include any such corporation or organization after such succession. If the business conducted by the Company shall be discontinued, any unpaid installment under this Agreement shall become payable in a lump sum to the person or persons entitled thereto.


    8. DESIGNATION OF BENEFICIARY TO RECEIVE PAYMENTS IN THE EVENT OF WILKINSON'S DEATH. If Wilkinson should die before receipt of all payments to which he is entitled hereunder, payments of the amounts to which he is further entitled shall be made to such beneficiary as Wilkinson shall have designated by an instrument in writing filed with the Secretary of the Company, or, in the absence of such designation, to his personal representative. Such payments shall be made in the same manner and at the same intervals as they would have been made to Wilkinson had he continued to live.

    9. NO EMPLOYMENT RIGHTS. Wilkinson shall have no right to be retained in the employ of the Company by virtue of this Agreement.



    10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    EXECUTED this 8th day of October, 1992 in El Dorado Hills, California.

                                         TRACK 'N TRAIL, INC.

                                         By /s/ DAVID L. SUECHTING, SR.
                                            --------------------------------
                                            David L. Suechting, Sr.,
                                            President


                                         /s/ JOHN WILKINSON
                                         -----------------------------------
                                         John Wilkinson

DATE:        JANUARY 3, 1994

TO:          JOHN WILKINSON
FROM:        DAVE SUECHTING JR.

SUBJECT:  1994 EXECUTIVE BONUS PROGRAM

                              PERSONAL AND CONFIDENTIAL

I AM PLEASED TO ANNOUNCE THE 1994 BONUS PLAN FOR YOU, FOR THE PERIOD ENDING 12/31/94. THE DETAILS AND AN EXAMPLE OF THE PLAN ARE ON THE ENCLOSED ATTACHMENT. YOUR BONUS EARNINGS WILL BE BASED UPON FOUR AREAS OF RESPONSIBILITY AS FOLLOWS:

1) PROFITABILITY - 3.0% EARNINGS ON PRE-TAX INCOME ABOVE THE BENCHMARK EARNINGS OF $2,499,000.

2) INVENTORY TURN - $3,500 FOR ATTAINING TURN OF 1.86 AND $1000 FOR EACH .01 IMPROVEMENT.

3)  MODIFIED MAINTAINED MARGIN - $125 FOR EACH .01% IMPROVEMENT OVER PLAN.

4)  COMP STORE SALES GAIN - $225 FOR EACH .1% ABOVE THE 3.0% PLAN.

IT IS UNDERSTOOD THAT IF CERTAIN MINIMUM PERFORMANCE IS NOT ATTAINED AS DEFINED ON THE ATTACHMENT, THAT THE EMPLOYEE WILL NOT PARTICIPATE IN THE BONUS PROGRAM FOR 1994.

THE PRE-TAX PROFITS WILL NOT BE PENALIZED (REDUCED) FOR ITEMS WHICH ARE NOT NORMAL OPERATING ITEMS, INCLUDING:

    -    LEGAL BILLS INCURRED IN DEFENDING THE COMPANY FROM SHAREHOLDERS.

    - LEGAL/ACCOUNTING/APPRAISAL/INVESTMENT BANKING OR ANY OTHER BILLS RELATED TO THE SALE OR POTENTIAL SALE OF THE COMPANY.

    - ANY PAYMENTS/FEES PAID TO OR ON BEHALF OF DAVE SUECHTING SR/BARBARA SUECHTING.

    -    ANY DISTRIBUTIONS TO THE SHAREHOLDERS.

    - ANY COURT ORDERED EXPENSE DUE TO THE SHAREHOLDERS INCLUDING PAYMENT FOR BOARD MEMBERS, OR NEUTRAL "EMPLOYEES."

    -    ANY MANAGEMENT FEE SALARY OR SIMILAR EXPENSE FROM NEW OWNERS.

    - ANY EXPENSE PAID TO THE TERMINATE A LEASE ON A NON-PRODUCTIVE STORE, NET OF ANY SAVINGS IN THE CURRENT YEAR FROM EARLY TERMINATION.

    -    EXPENSES INCURRED DUE TO STOCK APPRECIATION RIGHTS.

    -    ANY OTHER EXPENSES NOT IN THE NORMAL COURSE OF BUSINESS.

IT IS UNDERSTOOD THAT THIS BONUS AGREEMENT SHALL BE BINDING UPON ANY SUCCESSORS, SHOULD THE COMPANY BE SOLD IN PART OR IN WHOLE.

THE BONUS PAYOUT FOR CALENDAR 1994 WILL OCCUR ON OR BEFORE 3/15/95, FOR EACH PARTICIPANT THAT WAS EMPLOYED AS OF 12/31/94.

THIS BONUS PLAN IS EFFECTIVE FOR THE CALENDAR YEAR 1994 ONLY, AND THE COMPANY RESERVES THE RIGHT TO ELIMINATE OR CHANGE THE BONUS PROGRAM FOR FUTURE PERIODS.